Main 8-K

EXHIBIT 3.2

By-Laws

of

Issuer Direct Corporation

As amended and restated on December 17, 2007

ARTICLE I.

STOCKHOLDERS

Section 1.

Annual Meetings. The annual meeting of the Stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held within six months from the end of the Corporation’s fiscal year, at such time, on such business day and at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

Section 2.

Special Meetings. Special meetings of the Stockholders may be called at any time by the Board of Directors. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware as specified in the notice thereof.

Section 3.

Notice of Meetings.  Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting shall be given not less than ten nor more than sixty days prior to the meeting, either personally or by mail, by or at the direction of the Board of Directors  to each Stockholder of record entitled to vote thereat at his address as it appears on the records of the Corporation. Notice of any meeting of stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy; and if any Stockholder shall, in person or by attorney thereunto duly authorized, waive notice of any meeting, in writing or by fax or email, whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of Stockholders need not be given except as provided in Section 4 of this Article I.

Section 4.

Quorum; Adjournment; Withdrawal of Quorum. The holders of a majority of the voting power of all shares issued and outstanding and entitled to vote thereat, present or represented by proxy, shall be requisite to and shall constitute a quorum at any meeting of Stockholders for the transaction of business except as otherwise provided by applicable law, by the Certificate of Incorporation or by these By-laws. If a quorum is not present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 5.

Majority Vote. When a quorum is present at any meeting of Stockholders, the vote of the holders of a majority of the shares having voting power and entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless a different vote is otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws.

Section 6.

Method of Voting. Each Stockholder shall, except as otherwise provided by applicable law or by the Certificate of Incorporation, at every meeting of the Stockholders be entitled to one vote on each matter submitted to a vote at a meeting of the Stockholders for each share entitled to vote held by such Stockholder. At any meeting of the Stockholders, each Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provide therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 7.

Stockholder List. A complete list of the Stockholders entitled to vote at a meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list required hereby or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

Section 8.

Addresses of Stockholders. Each Stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any Stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

Section 9.

Action Without Meeting. Any action required by statute to be taken at a meeting of the Stockholders, or any action which may be taken at a meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing. In the event the action consented to is such that would have required the filing of a certificate under applicable Delaware corporation law, the certificate shall state that written consent has been given by the Stockholders and written notice has been given by the Corporation as provide herein.

Section 10.

Telephone Meeting. Subject to the provisions of applicable law and these By-laws, Stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 11.

Organization. The order of business at any meeting of Stockholders shall be determined by the Board of Directors or, in the absence of such determination, at the meeting by the person acting as chairman thereof.

ARTICLE II.

DIRECTORS

Section 1.

Management of the Corporation. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by applicable law or by the Certificate of Incorporation or by these By-laws, directed or required to be exercised or done by the Stockholders.

Section 2.

Number; Qualification; Election; Term. The number of directors of the Corporation shall not be less than one (1) nor more than fifteen (15), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the Board of Directors; provided, however, that no incumbent Director’s term shall be shortened by reason of a resolution reducing the number of  Directors; and provided further that any directorship to be filled by reason of an increase in the number of directors shall be filled by election at any annual meeting of the Shareholders or at a special meeting of the Shareholders called for that purpose. The Directors shall be elected at the annual meeting of the Shareholders, except as provided in this section and in Article II, Section 4 hereof. Each Director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Delaware or Stockholders of the Corporation.

Section 3.

Removal.  Any Director or the entire Board of Directors may be removed, with or without cause, at any meeting of the Stockholders by the holders of a majority of the shares then entitled to vote at an election of Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting if such meeting is a special meeting.

Section 4.

Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for that purpose. Each Director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any Stockholder having voting powers may call a special meeting of the Stockholders, upon notice given as herein provided for meetings of the Stockholders, at which directors may be elected for the unexpired term.

Section 5.

Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

Section 6.

Place of Meetings. The Board of Directors of the Corporation may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 7.

Annual Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of the Stockholders and at the same place, unless by majority vote of the Directors then elected and serving such time and place is changed.

Section 8.

Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be fixed from time to time by resolutions adopted by the Board and communicated to all Directors. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

Section 9.

Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or on the written request of two (2) Directors on twenty-four (24) hours’ notice to each Director either personally or by mail or by telegram, telegraph, cable, wireless, telephone or orally. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation or these By-laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 10.

Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a majority of the Directors fixed by these By-laws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-laws. If a quorum is not present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 11.

Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as Directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to Directors rendering services to the Corporation not ordinarily rendered by Directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12.

Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 13.

Action Without Meeting.

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book of the Corporation.

Section 14.

Telephone Meeting.   Subject to the provisions of the applicable law and these By-laws, members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 15.

Committees.  By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Directors, the Directors may designate one or more committees, each committee to consist of two or more directors. To the extent provided in said resolution or resolutions, unless otherwise provided by applicable law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers that require it. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board if Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of a committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of such committee at least three days before the first meeting held in pursuance thereof. Special meetings of a committee may be called by the chairman of such committee or the secretary of such committee, or any two members thereof. The Secretary of the Corporation or the secretary of such committee shall give notice of the time and place of each Special meeting by mail at least two days before such meeting or by telegram, telegraph, cable wireless, telephone or orally at least twenty-four hours before the meeting to each member of such committee.

ARTICLE III.

NOTICE

Section 1.

Manner of Giving Notice.

Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any committee member, Director or Stockholder, and no provisions are made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice must be given in writing, by mail, postage prepaid, addressed to such committee member, Director or Stockholder at the address appearing on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails as aforesaid.

Section 2.

Waiver of Notice.

 Whenever any notice is required to be given to any committee member, Director or Stockholder of the Corporation under the provisions of applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business, and does so protest prior to the conclusion of the meeting, on the ground that the meeting is not lawfully called or convened.

ARTICLE IV.

OFFICERS, EMPLOYEES AND AGENTS:

POWERS AND DUTIES

Section I.

Elected Officers.

The elected Officers of the Corporation shall be determined by action of the Board of Directors, and may include a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, , one or more Vice-Presidents, a Secretary, a Treasurer and/or such other offices or descriptive titles as the Board of Directors shall deem appropriate.  The Chief Executive Officer shall be a member of the Board of Directors; no other elected Officer of the Corporation need be a Director of the Corporation, and no elected Officer of the Corporation need be a Stockholder or a resident of the State of Delaware.

Section 2.

Appointive Officers.  The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board, a Stockholder, or a resident of the State of Delaware) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these By-laws or determined from time to time by the Board of Directors or by any committee thereof provided any such committee has been so authorized to do so determine by resolution of the Board.

Section 3.

Two or More Offices.  Any two (2) or more offices may be held by the same person.

Section 4.

Compensation.  The compensation of all Officers of the Corporation shall be fixed from time to time by the Board of Directors or by any committee thereof provided any such committee has been authorized to fix such compensation by resolution of the Board. The Board of Directors or any duly authorized committee may from time to time delegate to the Chief Executive Officer the authority to fix the compensation of any or all of the other Officers of the Corporation.

Section 5.

Term of Office; Removal; Filling of Vacancies.  Unless otherwise specified by the Board at a the time of election or in an employment contract approved by the Board, each elected Officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Each appointive Director or Agent shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any Officer or Agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 6.

Chief Executive Officer.  The Chief Executive Officer of the Corporation, subject to the provisions of these By-laws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. The Chief Executive Officer shall have the power to call special meetings of the Board of Directors and Stockholders for any purpose or purposes. Subject to the supervision, approval and review of his or her actions by the Board of Directors (and any committee thereof duly authorized to exercise such authority), he or she shall have authority to: cause the employment or appointment of and the discharge of employees and agents of the Corporation, other than Officers, and fix their compensation; suspend for cause, pending final action by the authority which shall have elected or appointed him, any Officer subordinate to the Chief Executive Officer; make and sign bonds, deeds, contracts and agreements in the name and on behalf of the Corporation and to affix the corporate seal thereto; sign stock certificates; and, in general, exercise all the powers usually appertaining to the office of chief executive of a corporation, except as otherwise provided by applicable law, the Certificate of Incorporation, or these By-laws. The Chief Executive Officer shall put into operation the business policies of the Corporation as determined by the Board of Directors (and any committee thereof duly authorized to determine such policies) and as communicated to him by such bodies. In carrying out such business policies, the Chief Executive Officer shall, subject to the supervision of the Board of Directors (and any committee thereof duly authorized to so supervise), have general management and control of the day –to-day business operations of the Corporation. He or she shall see that the books, reports, statements and certificates required by laws applicable to the Corporation are properly kept, made and filed according to law. The Chief Executive Officer shall be subject only to the authority of the Board of Directors (and any committee thereof duly authorized to exercise such authority) in carrying out his duties.  The Chief Executive Officer’s duties may be performed and his powers may be exercised by any other officer at the discretion of the Chief Executive Officer, unless otherwise specifically mandated by the Board of Directors (or committee thereof duly authorized to make such determination).

Section 7.

Secretary.  The Secretary shall see that notice is given of all meetings of the Stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the Stockholders and the Board of Directors. He or she shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation except those for which some other Officer or Agent is properly accountable. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his or her duties shall be performed and his powers may be exercised by the Assistant Secretaries, if any shall have been appointed, in the order if their seniority, or, if no Assistant Secretaries have been appointed and are in office at that time, by the Treasurer, unless otherwise determined by the Secretary, the Chief Executive Officer or the Board of Directors (or committee thereof duly authorized to make such determination).

Section 8.

Treasurer.  The Treasurer shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He or she shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation; and shall have charge of all matters relating to taxation. The Treasurer shall have the share and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors (or committee thereof duly authorized to so direct) shall from time to time director as shall be selected in accordance with procedure established by the Board (or committee thereof duly authorized to establish such procedure); shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He or she shall have the powers to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his or her duties shall be performed and his powers may be exercised by the Assistant Treasurers in order of their seniority, unless otherwise determined by the Treasurer, the Chief Executive Officer or the Board of Directors (or committee thereof duly authorized to so determine).

Section 9.

Additional Powers and Duties.

In addition to the foregoing specially enumerated duties, services and powers, the several elected and appointive Officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by applicable laws, the Certificate of Incorporation or these By-laws or as the Board of Directors (or committee thereof authorized to so determine) may from time to time determine or as may be assigned to them by any competent superior officer.

ARTICLE V.

STOCK AND TRANSFER OF STOCK

Section 1.

 Certificates Representing Stock.

Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of applicable laws, the Certificate of Incorporation and these By-laws shall be delivered representing all shares to which Stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Delaware, the holder’s name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by applicable law. Each certificate shall be signed by the Chief Executive Officer, President or a Vice-President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such Officer may be a facsimile.

Section 2.

Issuance. Subject to the provisions of applicable laws, the Certificate of Incorporation or these By-laws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time.

Section 3.

Lost, Stolen or Destroyed Certificates. The Board of Directors (or committee thereof duly authorized to so direct), the Chief Executive Officer, or such other Officer or Officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors (or committee thereof duly authorized to so require), the Chief Executive Officer, or any such other Officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such a manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties, as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 4.

Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and only such stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VI.

MISCELLANEOUS

Section 1.

Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of applicable law and of the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation, or in any combination thereof.

Section 2.

Reserves. Before payment of any dividend, the Board of Directors may set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may modify or abolish any such reserve in the manner in which it was created.

Section 3.

Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such Officer, Officers, Agent or Agents and in such manner as are permitted by these By-laws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors (or committee thereof duly authorized to so prescribe by resolution).

Section 4.

Fiscal Year. The fiscal year of the Corporation shall initially end on December 31 of each year or shall otherwise be as fixed by the Board of Directors by resolution from time to time.

Section 5.

Seal. The Corporation’s seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

Section 6.

Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each.

Section 7.

Resignation. Any Director, committee member, Officer or Agent may resign by giving written notice to the Chief Executive Officer or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.

Indemnification. The Corporation shall indemnify a person in accordance with its Certificate of Incorporation.

Section 9.

Surety Bonds. Such officers and agents of the Corporation (if any) as the Chief Executive Officer, the Board of Directors (or committee thereof duly authorized to so direct) may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chief Executive Officer, the Board of Directors (or committee thereof duly authorized to so determine) may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

Section 10.

Interested Directors, Officers and Stockholders.

(A)

Validity. Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

(B)

Disclosure, Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

(1)

to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(2)

to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

(C)

Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

ARTICLE VII.

AMENDMENTS

These By-laws may be altered, amended or repealed or new By-laws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.